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EXHIBIT 99.1

[Letterhead of Arthur Andersen LLP]

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

June 11, 2002

Dear Sirs/Madam:

We have read the paragraphs included in Item 4(a) included in the Form 8-K dated June 10, 2002 of Elgar Holdings, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein. With respect to the paragraphs contained in Item 4(b) and Item 5, we have no direct knowledge of the Company's process to replace us with new accountants or the resignation of the Company's Chief Financial Officer and cannot comment on that information.

Very truly yours,

/s/ Arthur Andersen LLP

cc:
Mr. Kenneth R. Kilpatrick
President and Chief Executive Officer, Elgar Holdings, Inc.

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[Letterhead of Arthur Andersen LLP]